UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2014

CESCA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

Delaware	000-82900	94-3018487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2711 Citrus Road
Rancho Cordova, California  95742
(Address and telephone number of principal executive offices) (Zip Code)

(916) 858-5100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 9, 2014, Cesca Therapeutics Inc. (Cesca) filed a complaint against SynGen Inc., PHC Medical Inc, Philip Coelho and others (the Defendants) in the case captioned as
Cesca Therapeutics, Inc. v. SynGen, Inc., et al, United States District Court, Eastern District of California, Case No. 2:14-cv-02085-GEB-KJN.  In the complaint, Cesca contends that SynGens' product the SynGenX-1000 and the patent application entitled "System for Purifying Certain Cell Populations in Blood or Bone Marrow by Depleting Others" were developed using Cesca confidential information and that Cesca is the equitable owner.  The complaint is based on misappropriation of trade secrets, breach of contract and other claims.

Actions like this lawsuit will likely evolve over time, and it is Cesca's policy to not disclose or discuss matters pertaining to pending or active litigation.  Rather, Cesca will apprise investors and update the market periodically through disclosure in its quarterly financial reports, as filed.  Litigation is an expensive avenue with uncertain results.  However, given the nature of the Defendants actions, the Company feels compelled to pursue its claims in this instance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.,
a Delaware Corporation

Dated: September 10, 2014	/s/ Dan T. Bessey
Dan T. Bessey
Chief Financial Officer